EXECUTION COPY

Performance Guaranty

This Performance Guaranty, dated as of December 30, 2025 (as amended, restated, supplemented or otherwise modified from time to time, this "Guaranty"), is made by Marblegate Capital Corporation, a Delaware corporation (the "Guarantor"), in favor of (i) DePalma Financing SPV I LLC, a Delaware limited liability company (the "Borrower"), (ii) DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch, in its capacity as agent for the Secured Parties under the Loan Agreement referred to in paragraph 3 of the Preliminary Statements below (together with its successors and assigns, in such capacity, the "Agent"), (iii) the Lenders and the other Secured Parties under the Loan Agreement, and (iv) their respective successors and assigns (collectively, the "Beneficiaries," and each, a "Beneficiary").

Preliminary Statements
1.
DePalma Acquisition I LLC, a Delaware limited liability company ("DPA 1"), and DePalma Acquisition II, LLC, a Delaware limited liability company ("DPA 2"), each a majority-owned Subsidiary of the Guarantor, have acquired certain Medallion Loans, directly or indirectly, from third-party originators and restructured such loans pursuant to the MRP+ Program.
2.
The Borrower, a special-purpose entity that is 100.00% beneficially owned by DPA 1, has been established to, among other things, purchase and otherwise acquire certain Receivables, along with certain Other Transferred Property, from DPA 1 pursuant to the Purchase and Contribution Agreement, dated as of December 30, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"), between DPA 1, as seller (the "Seller"), and the Borrower, as purchaser, become the beneficiary of the MRP+ Program with respect to such Receivables, and enter into the other transactions contemplated by the Transaction Documents. DPA 1 may acquire, directly or indirectly, certain of such Receivables and Other Transferred Property from DPA 2.
3.
The Borrower intends to finance its acquisition of such Receivables and Other Transferred Property through Advances made by the Lenders under the Receivables Loan and Security Agreement, dated as of December 30, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, DPA 1, as servicer thereunder (together with its successors and assigns, in such capacity, the "Servicer"), the financial institutions from time to time party thereto, as "Lenders" thereunder (the "Lenders"), and the Agent.
4.
The Guarantor, as direct or indirect majority equityholder of the Guaranteed Entity, will derive substantial benefit from the transactions contemplated under the Loan Agreement.
5.
It is a condition precedent to the effectiveness of the Loan Agreement and the obligation of the Lenders to make Advances thereunder that, inter alia, the Guarantor shall have executed and delivered this Guaranty, and the Lenders would be unwilling to make such Advances without the benefit of this Guaranty.

Now, therefore, in consideration of the foregoing premises, and in order to induce the Agent and the Lenders to enter into the Loan Agreement, and the Lenders to make Advances thereunder, the Guarantor, intending to be legally bound, hereby agrees as follows:

Section 1.
Definitions and Usage.
(a)
Certain Definitions. Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

"Guaranteed Obligations" means all present and future obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Guaranteed Entity, arising under or in connection with the Loan Agreement, the Purchase Agreement or any other Transaction Document to which the Guaranteed Entity is or becomes a party or the transactions contemplated hereby or thereby and shall include, without limitation, all obligations to pay costs, expenses, indemnifications and all other amounts due or to become due from the Guaranteed Entity under the Loan Agreement, the Purchase Agreement or the other Transaction Documents, including, without limitation any such amounts that accrue after the commencement of a bankruptcy, insolvency or similar proceeding (in each case whether or not allowed as a claim in such proceeding), in each case, on the terms and subject to the conditions set forth in the applicable Transaction Documents.

"Guaranteed Entity" means, DPA 1, individually, as Seller and as Servicer.

"Other Transferred Property" has the meaning specified in the Purchase Agreement.

"Repurchase Amount" has the meaning specified in the Purchase Agreement.

"Transfer Date" has the meaning specified in the Purchase Agreement.

(b)
Other Defined Terms. Capitalized terms used herein that are not otherwise defined in this Guaranty (including, without limitation, the terms "Adjusted Consolidated Net Income," "Advance," "Affiliate," "Applicable Law," "Bankruptcy Code," "Change of Control," "Closing Date," "Compliance Certificate," "Consolidated Net Worth," "Default," "Default Funding Rate," "Equity Interests," "ERISA," "ERISA Affiliate," "Event of Default," "Excluded Taxes," "Final Settlement Date," "Financial Statements," "GAAP," "Governmental Authority," "Insolvency Proceeding," "Lien," "Material Adverse Effect," "MCC Entities," "MCC Entity," "Medallion Loans," "MRP+ Program," "Organizational Documents," "Person," "Pledged Collateral," "Representatives," "Secured Parties," "Secured Party," "Solvent," "Sub-Servicer," "Sub-Servicing Agreement," "Subsidiary," "Taxes" and "Transaction Documents") shall have the meanings assigned to them in the Loan Agreement.
(c)
Usage. The rules of construction and usage set forth in Section 1.2 (Usage) of the Loan Agreement shall apply to this Guaranty.
Section 2.
Guarantee. The Guarantor hereby irrevocably and unconditionally guarantees (as primary obligor and not merely as surety) to the Beneficiaries that all Guaranteed Obligations consisting of payment obligations of the Guaranteed Entity under the Transaction Documents (including, without limitation, the obligation of DPA 1 to pay each Repurchase Amount, as required under Section

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3.3 (Remedies for Breach) of the Purchase Agreement, and the indemnity obligations of DPA 1 pursuant to Article 5 (Indemnification) of the Purchase Agreement) will be, at the place, time and manner specified in the Transaction Documents, duly and punctually paid, in accordance with their terms (as to which the guarantee under this Section 2 shall be of payment and not of collection).
Section 3.
Undertaking. The Guarantor hereby unconditionally and irrevocably undertakes and agrees, with and for the benefit of the Beneficiaries, to cause the due and punctual performance and observance by each Guaranteed Entity of all other Guaranteed Obligations.
Section 4.
Payment and Performance of Guaranteed Obligations; Limitation.
(a)
In the event that any Guaranteed Entity shall fail in any manner whatsoever to perform or observe any of the Guaranteed Obligations when the same shall be required to be performed or observed under any Transaction Document, then the Guarantor will itself duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Guaranteed Obligations.
(b)
For the avoidance of doubt, (i) the guarantee and undertaking of the Guarantor pursuant to Sections 2 (Guarantee) and 3 (Undertaking) above are limited to the Guaranteed Obligations and (ii) without limiting the foregoing, this Guaranty does not (A) constitute a direct guaranty of (A) the obligations of the Borrower under the Loan Agreement (except to the extent that DPA 1 has expressly agreed to perform such obligations) or (B) the collectability of the Receivables or Other Transferred Property or (B) otherwise constitute credit recourse.
Section 5.
Obligations Absolute. The Guarantor guarantees and undertakes that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Transaction Documents, or any other document executed and delivered by the Guaranteed Entity in connection therewith, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Beneficiaries, the Borrower, the Guaranteed Entity or any of their respective successors and assigns with respect thereto. It shall not be a condition to the obligations of the Guarantor pursuant to Sections 2 (Guarantee) and 3 (Undertaking) above to pay, perform or observe any Guaranteed Obligation (or to cause the same to be paid, performed or observed) that the Beneficiaries shall have first made any request of or demand upon or given any notice to the Guarantor or to any Guaranteed Entity or their respective successors or assigns, or have instituted any action or proceeding against either the Guarantor or any Guaranteed Entity or their respective successors or assigns in respect thereof. The obligations of the Guarantor to pay and perform the Guaranteed Obligations under this Guaranty are independent of the obligations of the Guaranteed Entity to pay and perform the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Guaranteed Entity or whether the Guaranteed Entity are joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
(a)
any lack of validity or enforceability of any Transaction Document;
(b)
any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from

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any Transaction Document or any other agreement or instrument executed by any Guaranteed Entity relating thereto, including, without limitation, any increase in the Guaranteed Obligations;
(c)
the invalidity, illegality or unenforceability of any Transaction Document or any other agreement or instrument relating thereto (whether wholly or in part) on any ground whatsoever, including without limitation any defect in or want of powers of any Guaranteed Entity or irregular exercise thereof, any lack of authority by any person purporting to act on behalf of any Guaranteed Entity, any imposition of foreign exchange controls which may prevent or hinder any Guaranteed Entity from paying its obligations under any Transaction Document, any order of any governmental entity purporting to reduce, amend or restructure any of the obligations or any legal or other limitation, disability or incapacity, or any change in the constituting documents of or the bankruptcy, winding-up, liquidation or insolvency of any Guaranteed Entity;
(d)
any taking, exchange, release or non-perfection of any assets included in the Pledged Collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Guaranteed Obligations;
(e)
any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations, or any other assets of any Guaranteed Entity or any of their Affiliates;
(f)
any stay, injunction or other prohibition (whether as a result of the insolvency, winding up, bankruptcy or reorganization of any Guaranteed Entity or otherwise) which may delay or prevent any payment or performance (or any declaration that payment or performance is due) by any Guaranteed Entity; or
(g)
any change, restructuring or termination of the limited liability company structure or existence of any Guaranteed Entity (including, without limitation, any merger involving any Guaranteed Entity); or
(h)
any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guaranteed Entity or the Guarantor (other than the defense of payment or performance of the applicable Guaranteed Obligation).
Section 6.
Guarantor's Further Agreements to Pay. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Agent, forthwith upon written demand, in immediately‑available funds, all reasonable and documented out-of-pocket costs and expenses (including court costs and reasonable and documented legal expenses) incurred or expended by the Agent or any other Beneficiary in connection with the enforcement of this Guaranty, together with interest on amounts recoverable under this Guaranty from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360‑day year) equal to the Default Funding Rate; provided, that in no event shall such rate exceed the maximum rate permitted by Applicable Law.
Section 7.
Limitation on Actions. The Guarantor hereby agrees not to take any actions, assert or exercise any rights of any kind or nature against the Borrower or any Guaranteed Entity or any

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of the Borrower's or any Guaranteed Entity's property, including the Pledged Collateral, seeking compensation, indemnification, contribution, reimbursement or any other payment in connection with this Guaranty or the performance of the Guaranteed Obligations, regardless of whether such rights arise by operation of law, pursuant to contract or otherwise, until the occurrence of the Final Settlement Date.
Section 8.
Waivers by Guarantor. The Guarantor waives notice of acceptance of this Guaranty, notice of any action taken or omitted by the Agent (or its assigns) in reliance on this Guaranty, and any requirement that the Agent (or its assigns) be diligent or prompt in making demands under this Guaranty, giving notice of any Default, Event of Default, termination event or other default or omission by any Guaranteed Entity or asserting any other rights of the Agent under this Guaranty. The Guarantor warrants that it has adequate means to obtain from each Guaranteed Entity on a continuing basis, information concerning the financial condition of such Guaranteed Entity and that it is not relying on the Agent to provide such information, now or in the future. The Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. The Guarantor agrees that the validity and enforceability of this Guaranty, including without limitation, the provisions of Section 15 (Subrogation; Subordination) below, shall not be impaired or affected by any of the following:
(a)
any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time;
(b)
any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof;
(c)
any waiver of any right, power or remedy or of any Default, Event of Default, termination event or other default or omission with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto;
(d)
any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof;
(e)
the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof;
(f)
the Agent not applying payments received from any source to the payment of any Guaranteed Obligations of any Guaranteed Entity or any part thereof prior to or in lieu of application to the payment of amounts which are not covered by this Guaranty even though the Agent (or its assigns) might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations of such Guaranteed Entity or to amounts which are not covered by this Guaranty; provided, that for the avoidance of doubt, any payment or amounts received from any source which are in fact applied by the Agent to the payment of the Guaranteed Obligations shall reduce the Guaranteed Obligations by such amount;

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(g)
the existence of any claim, setoff or other rights which the Guarantor may have at any time against any Guaranteed Entity in connection herewith or with any unrelated transaction;
(h)
any assignment or transfer of the Guaranteed Obligations or any part thereof; or
(i)
any failure on the part of any Guaranteed Entity to perform or comply with any term of the Purchase Agreement, the Loan Agreement or any other Transaction Document,

all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 8.

Section 9.
Unenforceability of Guaranteed Obligations Against Guaranteed Entity. Notwithstanding (a) any change of ownership of any Guaranteed Entity or the insolvency, bankruptcy or any other change in the legal status of any Guaranteed Entity; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of any Guaranteed Entity or the Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Guaranty; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from any Guaranteed Entity for any other reason other than final payment in full of the Guaranteed Obligations in accordance with their terms, this Guaranty shall nevertheless be binding on the Guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Guaranteed Entity or for any other reason with respect to any Guaranteed Entity, all such amounts then due and owing with respect to the Guaranteed Obligations, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by the Guarantor.
Section 10.
Representations and Warranties. The Guarantor hereby represents and warrants (which representations and warranties shall survive the execution and delivery of this Guaranty), as of the Closing Date, and the Guarantor shall be deemed to represent and warrant, at all times prior to the Final Settlement Date, to and for the benefit of the Beneficiaries, as follows:
(a)
Activities, Etc. The Guarantor is fully aware of the activities of the Guaranteed Entity and the terms and conditions of the Loan Agreement. There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.
(b)
Existence and Power. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary powers and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which the nature of its business requires such authorization except for any such governmental license, authorization, consent or approval the absence of which would not be reasonably likely to have a Material Adverse Effect.

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(c)
No Conflict. The execution, delivery and performance by the Guarantor of this Guaranty are within the powers granted by the Guarantor's Organizational Documents, have been duly authorized by all necessary action, do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it unless such contravention or violation would not reasonably be likely to result in a Material Adverse Effect, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound unless such contravention or violation would not reasonably be likely to result in a Material Adverse Effect, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property unless such contravention or violation would not reasonably be likely to result in a Material Adverse Effect, and do not result in the creation or imposition of any Lien on assets of the Guarantor or its Subsidiaries (except as created hereunder or under the other Transaction Documents); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Guaranty has been duly authorized, executed and delivered by the Guarantor.
(d)
Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Guarantor of this Guaranty. No injunction, writ, restraining order or other order of any nature materially and adversely affects the Guarantor's performance of its obligations under this Guaranty.
(e)
Binding Effect. This Guaranty constitutes the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity.
(f)
Actions, Suits. There are no actions, suits, investigations or proceedings pending, or to the knowledge of the Guarantor, threatened, against or affecting the Guarantor or any of the properties of the Guarantor in or before any court, arbitrator or other body, which, if adversely determined, would reasonably be likely to have a Material Adverse Effect. The Guarantor is not in default with respect to any order of any court, arbitrator or Governmental Authority.
(g)
Ownership of Equity. The Guarantor owns (directly or indirectly) at least 80.00% of the issued and outstanding Equity Interests of DPA 1, which Equity Interests are, as of the Closing Date, free and clear of any Lien. DPA 1 owns 100.00% of the issued and outstanding Equity Interests of the Borrower, free and clear of any Lien. Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities or other Equity Interests of DPA 1 or the Borrower.
(h)
Solvency. The Guarantor is Solvent and will not fail to be Solvent after giving effect to the transactions contemplated hereby and by the other Transaction Documents.
(i)
Consideration. The direct and indirect benefits to the Guarantor from the transactions contemplated by the Transaction Documents provide fair consideration and reasonably equivalent value to the Guarantor for the obligations it undertakes pursuant to this Guaranty.

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(j)
Representations and Warranties Under Other Transaction Documents.
(i)
Loan Agreement. Each of the representations and warranties made by the Servicer under Article V (Representations and Warranties) of the Loan Agreement is true and correct on each date that any such representation or warranty is made, or deemed to be made, thereunder.
(ii)
Purchase Agreement. Each of the representations and warranties made by the Seller under Section 3.1 (Representations, Warranties and Covenants of the Seller) is true and correct on each date that any such representation or warranty is made, or deemed to be made, thereunder.
Section 11.
Covenants of the Guarantor. The Guarantor hereby covenants and agrees, for the benefit of the Beneficiaries, that, at all times from and after the Closing Date until the Final Settlement Date:
(a)
Financial Covenants.
(i)
Equity. The Consolidated Net Worth shall not be, at any time, less than USD 100,000,000.
(ii)
Profitability. Commencing with the Fiscal Year ending on December 31, 2026, the Adjusted Consolidated Net Income of MCC for each Fiscal Year shall not be less than USD 1.
(b)
Preservation of Existence, Etc. The Guarantor shall, and shall cause DPA 1 to:
(i)
preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization;
(ii)
take all reasonable action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(iii)
preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
(c)
Maintenance of Properties. The Guarantor shall (i) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear excepted) and (ii) make all necessary repairs thereto and renewals and replacements thereof, except (in the case of the foregoing clauses (i) and (ii)) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(d)
Payment of Obligations. The Guarantor shall pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate

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reserves in accordance with GAAP are being maintained by the Guarantor, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(e)
Audits and Inspection. The Guarantor shall permit, shall cause the Borrower and the Servicer to permit, and shall require the Sub-Servicer (in accordance with the Sub-Servicing Agreement) to permit, the inspections and other activities of the Agent, the Lenders and their respective Representatives to occur in accordance with Section 8.9 (Audits and Inspection) of the Loan Agreement.
(f)
Change of Control. At no time shall the Guarantor take, or cause or permit any other MCC Entity to take, any action that would result in a Change of Control.
(g)
Books and Records. The Guarantor shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Guarantor.
(h)
ERISA. Neither the Guarantor nor any ERISA Affiliate shall permit to occur any ERISA Event that could reasonably be expected to have a Material Adverse Effect.
(i)
Confidentiality. The Guarantor shall comply with the confidentiality obligations under Section 14.16 (Confidentiality) of the Loan Agreement.
(j)
Amendments. No Transaction Document shall be amended, except in accordance with Section 14.3 (Amendments and Waivers) of the Loan Agreement.
Section 12.
Reporting. The Guarantor shall furnish to the Agent (or, in the case of the Financial Statements of the Borrower, cause the Borrower to furnish) the Financial Statements and Compliance Certificates required to be delivered under Sections 7.2 (Financial Statements) and 7.4(a) (Compliance Certificate), respectively, of the Loan Agreement, as and when the same are required to be delivered thereunder.
Section 13.
Insurance.
(a)
Maintenance of Insurance. The Guarantor agrees to maintain (or cause to be maintained), at all times, covering itself and the other MCC Entities, (i) a fidelity insurance in an amount equal to USD 2,000,000 and (ii) an errors and omissions policy in an amount equal to USD 2,000,000, in each underwritten by an insurance company and on terms and conditions acceptable to the Agent, with the Agent, for the benefit of the Secured Parties being named as a loss payee of each such policy.
(b)
Certificates. The Guarantor shall deliver to the Agent certificates of insurance that evidence compliance with the insurance obligations in Section 13(a) (Maintenance of Insurance) above and the obligations contained in this Section 13(b). Any failure of the Agent to scrutinize such insurance certificates for compliance is not a waiver of any of the Agent's rights, all of which are reserved. The Guarantor shall provide the Agent with copies of each insurance policy, and, upon entering or amending any insurance policy required hereunder, the Guarantor shall provide the Agent with copies of such policies and shall promptly deliver to the Agent updated insurance certificates with respect to such policies.

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Section 14.
General Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance, defenses (including but not limited to all suretyship defenses) and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Guaranteed Entity or any other Person or any collateral.
Section 15.
Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Final Settlement Date, the Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of the Agent or any Secured Party against any Guaranteed Entity, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the Bankruptcy Code, at law or in equity or otherwise) to the claims of the Borrower, the Agent and the Lenders against any Guaranteed Entity and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the Bankruptcy Code) which the Guarantor might now have or hereafter acquire against any Guaranteed Entity that arise from the existence or performance of the Guarantor's obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Guaranteed Entity in respect of any liability of the Guarantor to such Guaranteed Entity, and (d) waives any benefit of and any right to participate in any collateral security which may be held by the Borrower, the Agent or any other Secured Party. The payment of any amounts due with respect to any indebtedness of any Guaranteed Entity now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations (other than unasserted contingent obligations) in the manner hereinafter set forth. The Guarantor agrees that, after the occurrence and during the continuance of any default in the payment or performance of any of the Guaranteed Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of such Guaranteed Entity to the Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Guaranteed Obligations are still unperformed or outstanding after the occurrence and during the continuance of any default in the payment or performance of such Guaranteed Obligations, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Agent (and its assigns) and be paid over to the Agent (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty. The provisions of this Section 15 shall be supplemental to and not in derogation of any rights and remedies of the Agent under any separate subordination agreement which the Agent may at any time and from time to time enter into with the Guarantor.
Section 16.
Termination. The Guarantor's obligations hereunder shall continue in full force and effect until the Final Settlement Date, provided that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Guaranteed Entity or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not the Agent (or its assigns) is in possession of this Guaranty. No invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of the Guarantor under this Guaranty.

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Section 17.
Effect of Bankruptcy. This Guaranty shall survive the insolvency of any Guaranteed Entity and the commencement of any case or proceeding by or against any Guaranteed Entity under the Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the Bankruptcy Code with respect to any Guaranteed Entity or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Guaranteed Entity is subject shall postpone the obligations of the Guarantor under this Guaranty.
Section 18.
Taxes. All payments to be made by the Guarantor hereunder shall be made free and clear of any deduction or withholding of any and all present and future Taxes. If the Guarantor is required by law to make any deduction or withholding for Taxes (other than Excluded Taxes) on account of any sum payable hereunder to any Beneficiary, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Agent receives a net sum equal to the sum which it would have received had no deduction or withholding been made. The Agent shall deliver to the Guarantor any certificates, documents or evidence received by it from any Lender pursuant to Section 2.14 (Taxes) of the Loan Agreement from time to time relating to the tax treatment of payments to such Lender.
Section 19.
Bankruptcy Petition. The Guarantor agrees that, notwithstanding anything to the contrary in this Guaranty, in any other Transaction Document or in any other agreement, arrangement or understanding between or among one or more of the parties hereto, prior to the date that is one year and one day after the Final Settlement Date, it shall not institute, or join any other Person in instituting, any Insolvency Proceeding against the Borrower.
Section 20.
Amendments, Etc. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Guarantor herefrom shall be effective unless in a writing signed by the Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 21.
Notices. All demands, notices and communications hereunder shall be provided in accordance with Section 14.2 (Notices) of the Loan Agreement.
Section 22.
No Waiver; Remedies. No failure on the part of any Beneficiary or any of its respective assigns to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 23.
Continuing Agreement; Assignments. This Guaranty is a continuing agreement and shall (i) remain in full force and effect until the Final Settlement Date, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Beneficiaries and their respective successors, transferees and assigns.

11	Performance Guaranty

Section 24.
Governing Law. THIS Guaranty SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CONFLICTS OF LAWS PRINCIPLES THAT WOULD CAUSE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.
Section 25.
Submission to Jurisdiction. The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the Borough of Manhattan, New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment. The Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Guarantor hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any New York State or federal court located in the Borough of Manhattan. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of inconvenient forum to the maintenance of such action or proceeding in any such court.

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12	Performance Guaranty

In witness whereof, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Marblegate Capital Corporation

By: /s/ Michael Hutchby

Name: Michael Hutchby

Title: Chief Financial Officer

Signature page to Performance Guaranty